State of Delaware

                                                           EXHIBIT  3.1

                OFFICE OF THE SECRETARY OF STATE
                   ___________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CONAGRA, INC." FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 1996, AT 9 0'CL0CK
A.M.






                             [Seal]








                                   /s/ Edward J. Freel
                              ___________________________________
                              Edward J. Freel, Secretary of State
0818944  8100
                              AUTHENTICATION:  7838730
960052153
                              date:  02-23-96

CERTIFICATE OF ELIMINATION
OF STATEMENT OF RESOLUTIONS
 FOR $2.50 CLASS D CUMULATIVE CONVERTIBLE STOCK
OF CONAGRA, INC.
UNDER SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

ConAgra, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Corporation's Board of
Directors:

          "WHEREAS, by reason of conversion or redemption, no shares of the Corporation's $2.50 Class D Cumulative Convertible Preferred Stock (the "Prior Series Class D Preferred Stock") remain outstanding, it is hereby:

          "RESOLVED, that no additional shares of the Prior
     Series Class D Preferred Stock will be issued pursuant to the terms of the Statement of Resolution of such series of Preferred Stock;

          "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Certificate of Incorporation all matters set forth in the Statement of Resolution for the Prior Series Class D Preferred Stock in respect of such series of Preferred Stock."


     Upon the effective date of the filing of this Certificate, there shall be eliminated from the Certificate of Incorporation all matters set forth in the Statement of Resolution, with respect to the Prior Series Class D Preferred Stock in respect of such series of such Preferred Stock.

     IN WITNESS WHEREOF, ConAgra, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J.
P. O'Donnell, its Senior Vice President and Chief Financial
Officer, and attested by L. B. Thomas, its Senior Vice President and Secretary, this 10th day of February, 1996.

                                    ConAgra, Inc.


                                    By: /s/ J. P. O'Donnell
                                       ________________________
                                       Senior Vice President and
                                       Chief Financial Officer
Attest:


By:  /s/ L. B. Thomas
   ___________________________________
   Senior Vice President and Secretary